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                                                             Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Allegheny Technologies Incorporated for the registration of $300,000,000 principal amount of 8.375% Notes due 2011 and to the incorporation by reference therein of our reports dated January 14, 2002, with respect to the consolidated financial statements of Allegheny Technologies Incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


April 18, 2002
Pittsburgh, Pennsylvania